Exhibit 10.9

CONSTRUCTION LOAN AND SECURITY AGREEMENT

THIS CONSTRUCTION LOAN AND SECURITY AGREEMENT (this “Agreement”) is made this 20th day of October, 2017, by and between 165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company (“Borrower”), and BENEFICIAL BANK, a Pennsylvania financial institution (“Lender”).

BACKGROUND

A. On or about the date hereof, Borrower has acquired fee title to certain real estate commonly known as 165 Township Line Road, Jenkintown, PA (the “Mortgaged Property”). The Mortgaged Property is improved with two office buildings containing a total of 99,859 rentable square feet (the “Buildings”).

B. Borrower has requested that Lender loan Borrower an amount not to exceed $9,225,000.00 (the “Loan”). $8,558,000.00 of the Loan shall be advanced on the date hereof on account of Borrower’s acquisition of the Mortgaged Property. Such advance shall be evidenced by a promissory note from Borrower in favor of Lender in the original principal amount of $8,558,000.00 (the “Acquisition Note”). The balance of the Loan, $667,000.00, shall be advanced for tenant improvements and leasing commissions in connection with new leases for the Buildings or the renewal of existing leases at the Buildings. Such tenant improvements and leasing commissions are hereinafter referred to as the “Tenant Improvements” and “Leasing Commissions”, respectively. Loan advances for Tenant Improvements and Leasing Commissions shall be evidenced by a promissory note in the original principal amount of $667,000.000 (the “TI/LC Note”).

C. Borrower and Lender intend by this Agreement, to confirm the terms under which the proceeds of the Loan will be advanced and to set forth certain other terms and conditions with respect to the Loan.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and incorporating the foregoing recitals by reference, covenant and agree as follows:

1. Loan Documents; Security.

1.1 Loan Documents; Security. The Loan shall be evidenced by the Acquisition Note and the TI/LC Note (as the same may be hereafter amended, restated, or substituted, collectively, the “Note”). As security for the Note and the performance by Borrower of all its obligations hereunder and thereunder, the following documents are being executed and delivered to Lender simultaneously herewith (except as specifically noted below):

(a) an Open-End Mortgage and Security Agreement (the “Mortgage”) encumbering the Mortgaged Property;

(b) an Assignment of Rents and Leases (the “Assignment of Leases”) encumbering the Mortgaged Property;

(c) a General Collateral Assignment (the “General Collateral Assignment”) pursuant to which Borrower assigns all of Borrower’s right, title and interest in and to all contracts, management agreements, licenses, permits, guarantees, and similar items with respect to the ownership, construction, leasing, licensing and operation of the Mortgaged Property;

(d) an Environmental Indemnity Agreement (the “Environmental Indemnity”) executed by Borrower and Larry Botel (the “Guarantor”);

(e) UCC-1 Financing statements (the “Financing Statements”); and

(f) a Limited Guaranty Agreement (the “Limited Guaranty”) executed by Guarantor.

The Note, Mortgage, Assignment of Leases, General Collateral Assignment, Environmental Indemnity, Financing Statements, Limited Guaranty, and all other documents evidencing and/or securing the Loan (collectively with this Agreement, the “Loan Documents”), shall be in form and substance satisfactory to Lender, and all necessary filing and recording fees with respect thereto shall be paid by Borrower. The Loan Documents are incorporated herein by reference. To the extent of any conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement shall govern and control.

1.2 Lender’s Costs. Borrower shall pay or reimburse Lender for all costs and expenses, including but not limited to, the reasonable fees and expenses of Lender’s attorneys and inspecting engineers and/or architects, incurred by Lender in connection with the preparation, review, modification and enforcement of the Loan Documents, and the disbursement, administration and collection of the Loan. Without limiting the generality of the foregoing, Borrower shall reimburse Lender for the costs of Lender’s Consultant (as hereinafter defined) in connection with inspection of construction of the Tenant Improvements by Borrower.

2. Representation and Warranties

2.1 Relating to Borrower. Borrower specifically represents and warrants to Lender as of the date hereof that:

(a) Borrower is a limited liability company duly organized, validly existing and subsisting under the laws of the State of Delaware.

(b) Borrower has all requisite power and authority to: (i) own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted; (ii) engage in all of the transactions contemplated by this Agreement, and (iii) execute and deliver, and to comply with the provisions of this Agreement and the other Loan Documents to which Borrower is a party, which Loan Documents constitute the legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor’s rights.

(c) There is no suit, action, investigation or proceeding pending or threatened against or affecting Borrower, Guarantor or the Mortgaged Property before or by any court, administrative agency or other governmental authority which if adversely decided would have a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower, any of its members, or Guarantor or which brings into question the validity of the transactions contemplated hereby.

(d) No consent, approval or other authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution or delivery by Borrower or Guarantor of any Loan Document.

(e) Neither the execution nor delivery of this Agreement or any other Loan Document executed by Borrower or Guarantor will conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which Borrower or Guarantor is a party or by which they are bound, or constitute a default under any thereof, or, except as expressly contemplated herein, result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or Guarantor.

(f) Borrower and Guarantor have filed all federal, state, county and municipal tax returns required to have been filed by Borrower and/or Guarantor, respectively, or have obtained extensions for such filings from the applicable governmental authority, and have paid all taxes which have become due pursuant to such returns or pursuant to any tax assessments received by Borrower or Guarantor.

(g) The Loan is being obtained solely for commercial business or investment purposes and will not be used for personal, family, household or agricultural purposes.

(h) Borrower conducts its business solely under the name set forth in the caption to this Agreement and makes use of no trade names in connection therewith.

(i) The financial statements previously delivered by Borrower and Guarantor to Lender are true and correct in all material respects, have been prepared on a consistent basis from the prior year and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof.

(j) No material adverse change has occurred in the financial conditions reflected in the financial statements of Borrower or Guarantor since the respective dates of such statements, and no material additional liabilities have been incurred by Borrower or Guarantor since the dates of such statements other than the borrowings contemplated herein or as approved in writing by Lender.

(k) None of Borrower, the Guarantor or any affiliate of either thereof: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (hereinafter referred to as “OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/ index.html, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person. In addition, none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(l) Neither Borrower nor Guarantor nor any member of Borrower is a foreign person within the meaning of Sections 1445 and 7701 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and/or any regulations promulgated by the Internal Revenue Service pursuant thereto.

(m) As of the date hereof and throughout the term of the Loan: (a) Borrower is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) a “governmental plan” within the meaning of Section 3(32) of ERISA, or (iii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations; (c) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (d) Borrower will not engage in any transaction that would cause the Loan or any action taken or to be taken hereunder (or the exercise by Lender of any of its rights under any of the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrower agrees to deliver to Lender such certifications or other evidence of compliance with the provisions of this Section as Lender may from time to time request.

(n) No Event of Default has occurred and is continuing or exists under this Agreement or any other Loan Document, and no event has occurred and is continuing or exists which, with the passage of time or giving of notice or both, will constitute an Event of Default hereunder or under any other Loan Document.

(o) Borrower’s and Guarantor’s fiscal year is the calendar year.

2.2 Relating to the Mortgaged Property. Borrower specifically represents and warrants to Lender that:

(a) All necessary approvals for the operation of the Mortgaged Property for its current use, from all governmental or quasi-governmental authorities having jurisdiction, including, but not limited to, zoning, use, and land development approvals (the “Governmental Approvals”), have been obtained and are final, unappealed, and unappealable, and remain in full force and effect without restriction or modification.

(b) No notice of taking by eminent domain or condemnation of all or any part of the Mortgaged Property has been received by Borrower and/or Guarantor, and

Borrower and Guarantor have no knowledge that any such proceeding is contemplated. No part of the Mortgaged Property has been damaged as a result of any fire, explosion, accident, flood, or other casualty which has not been fully restored.

(c) Borrower has delivered to Lender a cost schedule, a copy of which is attached hereto as Exhibit A and made a part hereof (the “Schedule of Project Costs”), which shows all categories of costs projected to be incurred in acquisition, renovation and leasing of the Mortgaged Property, and the expected sources of funds to pay such costs. All costs included in the Schedule of Project Costs reflect the actual costs paid or estimated to be paid by Borrower in connection therewith, net of any rebates or discounts receivable by Borrower or any affiliate of Borrower. Except as specifically identified in the Schedule of Project Costs, all such costs are payable to third parties unrelated to Borrower.

(d) The Mortgaged Property abuts and has direct access to Township Line Road, which is a legally-opened public right-of-way.

(e) Electricity, public potable water, public sanitary facilities, telecommunications, cable t.v. and natural gas service are available at the Mortgaged Property and are of sufficient capacity to service the Mortgaged Property.

(f) Borrower has no knowledge of any activity or condition on the Mortgaged Property which is in violation of any applicable law, including, without limitation, those pertaining to zoning, building, fire prevention, and environmental protection. As used in this Agreement or any other Loan Documents, the “knowledge” of Borrower, shall mean the knowledge of Guarantor and Borrower’s officers or representatives engaged by Borrower to be responsible for the subject matter to which the representation pertains.

(g) None of the personal property which forms part of the Mortgaged Property is subject to any existing lien or security interest not being released from the funding of the Loan. No material part of the equipment, furnishings or other personal property used or to be used in connection with operation and maintenance of the Mortgaged Property is leased by Borrower.

(h) The Mortgaged Property is separately assessed for real estate taxes as a separately subdivided parcel.

(i) Except for the Management Agreement between Borrower and BMS Real Estate Services Management Company and the leasing brokerage agreement between Borrower and JLL, copies of which have been previously furnished to Lender, there are no leasing or property management agreements affecting the Mortgaged Property. There are no leasing brokerage commissions currently due and payable with respect to the Mortgaged Property.

(j) To Borrower’s knowledge, the rent roll attached hereto as Exhibit B is a correct and complete rent roll in all material respects for the Mortgaged Property as of the date hereof; all of the leases referenced thereon are unmodified and in full force and effect; and to Borrower’s knowledge, no tenant has any present right of setoff or defense with respect to rent due or to become due thereunder; and no tenant is in default of its lease.

2.3 Survival of Representations. All of the representations and warranties of Borrower in this Agreement shall survive the making of this Agreement and shall be continuing.

3. Conditions to Advances

3.1 Closing Conditions. Closing of the Loan is subject to the following:

(a) All of the Loan Documents shall have been properly executed by Borrower and Guarantor, as applicable, and delivered to Lender. The Mortgage shall be a first lien on good and marketable fee simple title to the Mortgaged Property, free and clear of all prior liens, restrictions, easements and other encumbrances and title objections except such as may have been approved in writing by Lender or set forth in Schedule B-I of the title insurance policy issued to Lender insuring the lien of the Mortgage; and

(b) Borrower shall have furnished to Lender such other instruments, documents and opinions as Lender shall reasonably require to evidence and secure the Loan and to comply with this Agreement, and the requirements of regulatory authorities to which Lender is subject, including, without limitation all insurance required to be maintained by Borrower pursuant to the Mortgage.

3.2 All Advances. Each Loan advance shall be subject to the satisfaction of each of the following conditions precedent:

(a) All of the representations and warranties set forth in Article II hereof shall remain true and correct in all material respects as of the date of such advance except for any changes in conditions and circumstances which shall have occurred after the date of this Agreement that result in changes to the representations and warranties in Sections 2.2(b), (f) and (j); and

(b) There shall be no Event of Default then uncured (as determined by Lender in its sole discretion) under this Agreement or any other Loan Document, and no event shall have occurred and be continuing which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder; and

3.3 Loan Advances for Tenant Improvements and Leasing Commissions.

(a) From time to time, but not more than once per calendar month, Borrower may request that Lender disburse funds from the TI/LC Account (as defined in Section 5.5 hereof) and after the TI/LC Account is reduced to a zero balance, that Lender make advances of the Loan, on account of the costs of Tenant Improvements and third party Leasing Commissions in connection with new leases for the Buildings to third party tenants or the renewal of any existing leases, at market rents and on terms and conditions reasonably satisfactory to Lender (each such new lease or renewal of an existing lease, an “Approved Lease”).

Disbursements from the TI/LC Account and Loan Advances for Tenant Improvements shall be subject to the following conditions:

(i) The minimum disbursement shall be Twenty-Five Thousand Dollars ($25,000.00) except for the last draw which may be less, if the remaining balance is less than $25,000.00;

(ii) The balance of the TI/LC Account and/or the unadvanced Loan proceeds shall be at least equal to the amount of the requested disbursement;

(iii) no Event of Default shall have occurred and be continuing;

(iv) Lender shall have received a fully executed copy of the Approved Lease for which a disbursement is requested;

(v) Lender shall have received a disbursement request from Borrower on the AIA form G702, which request (each, a “Request”) shall include:

(A) if Borrower is performing the Tenant Improvements: (1) a certification from Borrower and the general contractor performing the Tenant Improvements that: the work for which payment is requested has been completed in accordance with the plans therefor, is physically incorporated into the Mortgaged Property and conforms to all applicable rules and regulations of the governmental authorities having jurisdiction; and no event shall occurred which is, or with the passage of time, the giving of notice or both, would become an Event of Default hereunder; (2) copies of all invoices for the work that is the subject of the Request (which shall not be more than, in the aggregate, the amount of the Request); and (3) conditional lien releases from the vendor of each of such invoices; or

(B) if the tenant is performing the Tenant Improvements: (1) a certification from Borrower that the tenant is not in default under the Approved Lease and the Tenant Improvements for which payment is requested have been completed pursuant to the Approved Lease; and (2) conditional lien waivers from the tenant’s contractors, subcontractors and materialmen performing labor or providing supplies in connection with such Tenant Improvements (or if the tenant has fully paid for the tenant improvements and is seeking reimbursement, unconditional lien releases).

(vi) Requests for Tenant Improvements (Tenant Allowances) shall be submitted only for work completed and materials installed that are free of any chattel mortgage, conditional sale, security interest or any other lien or encumbrance;

(vii) Each Request for Tenant Improvements shall be subject to the reasonable approval of Lender, but such approval shall not constitute an acceptance of any work or materials which may be defective or which may fail to comply with the plans therefor;

(viii) The last request for any Approved Lease shall be subject to the following additional conditions: (A) the tenant shall have taken occupancy of its leased premises and shall have begun paying rent (other than any period of free rent granted to such tenant under its Approved Lease); (B) the tenant shall have delivered an estoppel certificate to Lender in form and content reasonably satisfactory to Lender which estoppel certificate states among other things, that all work required to be completed for the tenant’s occupancy of its demised premises has been satisfactorily completed and there are no defaults by either party under such Approved Lease; (C) Borrower shall have delivered to Lender a certified rent roll for the Mortgaged Property which reflects such Approved Lease; (D) Borrower shall have delivered to Lender a certificate of occupancy for the premises demised under the lease from the applicable governmental authority (if a certificate of occupancy is required under applicable law for the occupancy of such space by the tenant); and (E) if Borrower is responsible for performing the Tenant Improvements under such Approved Lease, Borrower shall deliver a certificate of substantial completion for the tenant’s demised premises (if there is a punchlist, Borrower may supply a schedule for the completion from its general contractor thereof that has been accepted by such tenant, so long as such tenant does not have the right to terminate the Approved Lease or withhold rent as a result of Borrower’s failure to complete such punchlist items);

(b) Requests for third party Leasing Commissions shall be subject to conditions (i) and (iv) above and shall include the third party leasing broker’s invoice.

(c) Lender shall review all Requests within ten (10) days of its receipt thereof. After Lender’s review of the Request, provided that inspections by Lender’s Consultant verify the certifications in the Request and all other conditions to such advance have been satisfied (and Lender shall include the fee of such Consultant, if applicable, in such Request and shall pay such Consultant directly), Lender shall fund the Request, first from the TI/LC Account and after the TI/LC Account has a zero balance, from the unadvanced Loan proceeds. Disbursements may be credited to Borrower’s account with Lender (the “Operating Account”) or, at Lender’s option, made directly to the order of the general contractor, any subcontractor or supplier or any third party vendor or the applicable tenant for which payment is requested, or some or any of them, as Lender may elect from time to time; all payments to parties or entities other than Borrower shall be deemed made for the use and benefit of Borrower with the same force and effect as if disbursed directly to Borrower.

(d) Provided that no Event of Default has occurred and is continuing, at any time after October 1, 2020 or earlier if Wells Fargo renews its lease on market terms and conditions for a period of at least five (5) years (excluding any renewal options), if the Debt Service Coverage Ratio is at least 1.25:1.0 based on a current rent roll and operating statement for the Mortgaged Property, then Lender shall promptly deliver all funds in the TI/LC Account to Borrower and this Section 3.3 as it relates to disbursements from the TI/LC Reserve (but not future Loan advances evidenced by the TI/LC Note) shall become void.

(e) If the entire proceeds of the Loan evidenced by the TI/LC Note are not fully advanced in accordance with Section 3.3 within twelve (12) months after the first advance thereof, Lender shall advance the unused proceeds into the TI/LC Account at the end of such period and such Loan proceeds shall accrue interest from and after the date of such advance and shall thereafter be available to Borrower for Tenant Improvements and Leasing Commissions in accordance with this Section 3.3.

3.4 Advances After an Event of Default. Notwithstanding anything else contained herein, Lender shall have the right, in its absolute discretion, after the occurrence and during the continuance of an Event of Default, to apply any portion of the Loan without Borrower having requested an advance, for the payment of any cost Lender deems necessary to maintain or preserve the security for the Loan (including but not limited to, reasonable attorneys’ fees incurred by Lender in the enforcement of Lender’s rights and remedies under the Loan Documents); provided, however, that Lender shall not be obligated to make any such advance nor disbursement and shall incur no liability for their failure to do so. Any such advance or disbursement shall be deemed to have been made pursuant to this Agreement and not in modification hereof. Lender shall also have the right to apply any portion of the Loan to payment of any real estate taxes, special assessments, to satisfy any condition hereof or cure an Event of Default; or to payment of any charge or expense which may have been incurred or assumed by Lender in connection with this Agreement or the preservation of the security for the Loan.

3.5 Inquiry by Lender. Anything herein contained to the contrary notwithstanding, Lender shall not be obligated to inquire into the accuracy or correctness or reasonableness of the Schedule of Project Costs supplied by Borrower, nor shall Lender have any obligation or duty to Borrower or to any other party, firm or corporation, including without limitation, any contractors, subcontractors, materialmen and suppliers, to ascertain whether or not the payments made by Lender correspond in amount to the sums to which the payee or payees are entitled under the terms of the Schedule of Project Costs, any Request or any other document or documents relating thereto.

3.6 No Third Party Beneficiaries. The parties hereto do not intend the benefits of this Agreement to inure to any third party. Notwithstanding anything contained herein or in the Note or any other document executed in connection with this transaction, or any conduct or course of conduct by any of the parties hereto or their respective affiliated companies, Lender or employees, before or after signing this Agreement or any of the other aforesaid documents, this Agreement shall not be construed as creating any rights, claims, or causes of action against Lender, or any of its respective officers, Lender or employees, in favor of any contractor, subcontractor, supplier of labor, materials or services, or any of their respective creditors, or any other party or entity other than Borrower. Without limiting the generality of the foregoing, disbursements made directly to any contractor, subcontractor or supplier of labor, materials or services pursuant to Requests as aforesaid, regardless of whether the Requests are required to be or are approved by Borrower, shall not be deemed a recognition by Lender of a third-party beneficiary status of any such party or entity.

3.7 Subcontracts and Mechanics’ Liens.

(a) Borrower shall not engage or permit its general contractor to engage or continue to employ any contractor, subcontractor or material man who may be reasonably objectionable to Lender because such contractor, subcontractor or material man is not properly licensed or bonded in the state where the Mortgaged Property is situated. Any contractor, subcontractor or material man engaged by Borrower or its general contractor shall be properly licensed or bonded in the state where the Project is situated. Promptly upon Lender’s request, Borrower shall deliver to Lender: (i) a copy of the construction contract between the general contractor and Borrower; and (ii) to the extent available to Borrower, the contracts between general contractor and its subcontractors.

(b) If any mechanics’ lien shall be filed against the Mortgaged Property by reason of work, labor, services or materials supplied or claimed to have been supplied, or any municipal liens or other liens or encumbrances shall be recorded, filed, and if any such mechanics’ lien or other lien or encumbrance is not discharged or bonded over to Lender’s reasonable satisfaction within twenty (20) days after Borrower shall have been given written notice by Lender or by the claimant or otherwise of the filing or recording thereof, then Lender may, at its option, (i) pay and discharge the said lien or encumbrance, in which case the sum which Lender or Lender shall have so paid shall be accepted by Borrower as part of the advances then due or thereafter to become due, (ii) require Borrower to pay or discharge the lien, by bonding or otherwise, using Borrower’s own funds for such purpose, or (iii) if Borrower fails to perform in accordance with clause (ii) above, treat such occurrence as an immediate Event of Default hereunder.

3.8 Access to Construction – Inspection.

(a) Borrower agrees to provide and to cause to be provided to Lender and its Consultant, access to the Mortgaged Property and free access to Lender and its authorized Lender to all plans, drawings and records with respect to the construction of the Tenant Improvements.

(b) Lender shall have the right to retain an architect or engineer (the “Consultant”) of its selection (which may be a third party or an employee of Lender) to act as Lender’s consultant in connection the construction of the Tenant Improvements, to review the plans and specifications therefor and make periodic inspections to verify the progress of construction and to review and approve draw Requests and change orders submitted hereunder. The fees and expenses of Lender’s Consultant shall be paid by Borrower.

(c) Although Lender may inspect such plans and specifications, the Schedule of Project Costs, cost estimates, actual construction, and other matters pertaining to construction on the Mortgaged Property generally, such inspections are solely for the protection of Lender as lender, and Borrower understands that Lender is not making and will not make any warranties or representations as to any matters pertaining to the Mortgaged Property (including, without limiting the generality of the foregoing, the sufficiency of the construction funds, the adequacy of the plans and specifications, or the proper performance by any contractor).

3.9 Indemnification. Borrower, for itself and all those claiming under or through Borrower, hereby releases and agrees to indemnify, defend and save harmless Lender for, from, of and against any and all liability whatsoever as a result of or in connection with (i) the payment or nonpayment by Lender to Borrower and/or to any other party, of all or any part or parts of the Loan proceeds advanced or disbursed by Lender to fund any Request (provided this shall not be deemed Borrower’s release of any failure by Lender to fund a Request for which Borrower has satisfied all conditions to the funding pursuant to Sections 3.1 through 3.3 hereof), (ii) any suits, claims or damages arising out of disputes between Borrower and its general contractor, any subcontractor, material man or supplier, or between Borrower and any tenant for space in any Mortgaged Property or between Borrower, its general contractor or any subcontractor and any municipal or public authority and (ii) any suits, claims or damages arising out of or in connection with injury to persons or property damage occurring on or about any Mortgaged Property.

4. Events of Default.

4.1 Events of Default. The occurrence of any one or more of the following shall, at the option of Lender, constitute an event of default (each, an “Event of Default”) hereunder:

(a) If Borrower fails to pay any sum due under the Note or any other Loan Document on the date such sum is due and such failure continues for five (5) days after written notice thereof from Lender (other than sums due on the Maturity Date for which no notice from Lender or cure period shall be applicable);

(b) If there is a violation of Sections 13 entitled “Due on Sale Clause” or 14 entitled “Subordinate Liens” of the Mortgage;

(c) If Borrower prohibits Lender or the Consultant from entering and inspecting the Mortgaged Property at any reasonable time and to inspect any plans and specifications, or fails to furnish to Lender copies of any plans and specifications for the Mortgaged Property within fifteen (15) days after Lender’s request therefor;

(d) If Borrower fails to comply with any material requirements of any governmental authority having jurisdiction over Borrower or the Mortgaged Property within thirty (30) days after written notice of such requirements are given to Borrower by such governmental authority; provided, however, that: (i) Borrower shall have the right, in good faith, to challenge any such requirement so long as Borrower pursues such challenge with all due diligence and such challenge operates to suspend, under applicable law, Borrower’s obligation to comply with such requirement; and (ii) if such challenge is discontinued or is decided adversely to Borrower, then Borrower shall immediately comply with such requirement;

(e) If any representation, warranty, or financial statement of Borrower or Guarantor shall prove to have been false or materially incorrect when made;

(f) If Borrower or Guarantor makes a general assignment for the benefit of creditors, or admits in writing its or their inability to pay its or their debts as they become due, or voluntarily files a petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files a petition seeking any relief under any present or future statute, law or regulation, relating to bankruptcy or insolvency, or files an answer admitting or not contesting the material allegations of a petition filed against it or them in any such proceeding or seeks or consents to or acquiesces in the appointment of any trustee or receiver of Borrower, Guarantor or any material part of its or their properties;

(g) If any proceeding against Borrower or Guarantor seeking any relief under any present or future statute, law or regulation relating to bankruptcy or insolvency is not dismissed within sixty (60) days after the commencement of such proceeding, or if any trustee or receiver of any Borrower or Guarantor or of any material part of its or their properties shall be appointed without the consent or acquiescence of Borrower or Guarantor, as applicable, and such appointments shall not have been vacated within such sixty (60) days after such appointments;

(h) If a final judgment for the payment of money in excess of $50,000 shall be rendered against Borrower or any Guarantor and within thirty (30) days after the entry thereof, such judgment shall not have been discharged, bonded off or execution thereof stayed pending appeal, or if within thirty (30) days after the expiration of such stay, such judgment shall not have been discharged;

(i) Borrower defaults under any Approved Lease as a result of Borrower’s failure to construct any Tenant Improvements in accordance with such Approved Lease and the tenant thereunder terminates its lease or withholds rents due thereunder; or

(j) If Borrower fails to observe and perform any of the other terms, covenants and agreements on its part to be observed and performed under this Agreement or any other Loan Document and such failure shall not have been cured within thirty (30) days after written notice of such failure shall have been given to Borrower; provided, however, that if the failure is of such a nature as to be susceptible to cure but not within said 30-day period, Borrower shall have such additional reasonable period of time, not to exceed ninety (90) days in the aggregate, subject to force majeure as is reasonably required to effect such cure so long as Borrower has promptly commenced efforts to cure and thereafter diligently prosecutes the same to completion.

4.2 Remedies. After and during the continuance of any Event of Default, Lender may exercise any or all of the following rights and remedies as Lender may deem necessary or appropriate:

(a) Refuse to make any further advances hereunder and terminate Lender’s commitment to make the Loan;

(b) Declare immediately due and payable all monies advanced under the Note which are then unpaid with all accrued and unpaid interest, and accordingly accelerate payment thereof;

(c) Exercise all other remedies available to Lender under any of the Loan Documents, or available to Lender under applicable law, it being the intention of the parties that the remedies provided in this Agreement shall be in addition to and not in substitution of the rights and remedies which would otherwise be vested in Lender at law or in equity, all of which rights and remedies are specifically reserved by Lender, and the failure of Lender to exercise any remedy herein provided shall not constitute a waiver by Lender nor preclude the resort to any other appropriate remedy or remedies herein provided or prevent the subsequent or concurrent resort to any other remedy or remedies which by law or equity shall be vested in Lender for the recovery of damages or otherwise after an Event of a Default and any waiver by Lender of any rights or remedies hereunder must, to be effective, be in writing, and such waiver shall be limited in its effect to the condition or default specified therein, but no such waiver shall extend to any subsequent condition or default or impair any right consequent thereon; and

(d) Lender, shall have and is hereby granted a right of setoff, a lien upon and a security interest in all property of Borrower now or at any time hereafter in Lender’s possession in any capacity whatsoever, including, without limitation, any balance or share of any deposit, trust, escrow or agency account, as security for all liabilities of Borrower to Lender under the Loan Documents.

If any proceeding is instituted on this Agreement or judgment is entered on any note, bond, separate warrant of attorney or mortgage for recovery and reimbursement of any sum expended by Lender or its representatives in connection with the completion of the Tenant Improvements, a statement of such expenditures, verified by the affidavit of an officer of Lender, shall be prima facie evidence of the amounts so expended and of the propriety of and necessity for such expenditures.

5. Covenants.

5.1 Financial Statements/Tax Returns/Rent Roll. Borrower shall deliver to Lender:

(i) For Borrower: (A) on or before April 30 of each calendar year, a financial statement for the previous calendar year prepared in accordance with generally accepted accounting principles consistently applied, and in form and content reasonably satisfactory to Lender, including a comparison of the operating statistics for the Mortgaged Property in the previous calendar year against the projected budget for the Mortgaged Property for the current calendar year, prepared and certified as correct and complete by an independent CPA reasonably acceptable to Lender (the “CPA”); and (B) within fifteen (15) days after filing, and in no event later than October 31 of each year, copies of its complete federal income tax returns;

(ii) For Guarantor: (A) on or before April 30 of each calendar year, a financial statement for the previous calendar year, which financial statement shall: be prepared and certified by a CPA; be in the form previously submitted by Guarantor to Lender in connection with Borrower’s application for the Loan; include a list (with amounts) of all of Guarantor’s contingent liabilities; be certified as correct and complete by Guarantor; and include a “global cash flow” statement for such year for all commercial real estate in which Guarantor has a direct or indirect interest, which includes for each commercial property: its address; description; mortgage debt and maturity; income and expenses; and Guarantor’s percentage ownership interest therein; (B) within 15 days after the filing thereof and in no event later than October 31, Guarantor’s complete federal income tax return prepared by a CPA;

(iii) Contemporaneous with the financial statement to be provided under subsection (i) above, a current rent roll for the Mortgaged Property prepared by Borrower; and

(iv) With reasonable promptness, such other financial information regarding Borrower, Guarantor or the Mortgaged Property as Lender may reasonably request.

In addition, Borrower agrees to make its books and accounts relating to the Mortgaged Property available for inspection by Lender, or its representatives, upon request at any time (but not more than once per year unless an Event of Default has occurred and is continuing) during normal business hours.

5.2 Covenant With Respect to Limited Liability Company Agreement and Single Purpose Entity Covenants. Borrower represents, warrants and agrees that:

(a) it shall not amend its limited liability company operating agreement without Lender’s prior written consent, if such amendment would violate the subparagraph (b) provisions below.

(b) Borrower shall do all things necessary to preserve and keep in full force and effect its existence, rights and franchises, and so long as the Loan remains outstanding, Borrower:

(i) shall not acquire or own any assets other than the Mortgaged Property and such incidental personal property as may be necessary for the operation of the Mortgaged Property;

(ii) shall not engage in any business or activities other than the ownership, operation and maintenance of the Mortgaged Property, and activities incidental thereto;

(iii) shall not merge into or consolidate with any entity without the consent of Lender;

(iv) shall not, nor permit any constituent party to cause it to, dissolve, terminate or liquidate in whole or in part;

(v) shall not commingle its assets with those of any other person or entity;

(vi) shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than the Loan, Tenant Improvements, Leasing Commissions, Capital Improvements, customary unsecured trade debt incurred in the ordinary course of owning and operating the Mortgaged Property, which such trade debt shall be payable within sixty (60) days and shall not exceed at any time, $75,000;

(vii) shall prepare its own tax returns and maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other person or entity;

(viii) shall use stationery, invoices and checks separate from any other person or entity;

(ix) shall maintain an arms-length relationship with each of Borrower’s affiliates and constituent entities; (may act as property manager/leasing agent)

(x) shall not assume or guaranty the debts of any other person or entity, hold itself out to be responsible for the debts of another person or entity, or otherwise pledge its assets for the benefit of any other person or entity or hold out its credit as being available to satisfy the obligations of any other person or entity other than the Loan or as contemplated by the Loan Documents;

(xi) shall not own any subsidiary or make any investment in any person or entity;

(xii) shall not make any loans or advances to any third party, including, without limitation, any of Borrower’s affiliates;

(xiii) shall not fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent cash flow is available from operations at the Mortgaged Property (and Lender acknowledges that, under Borrower’s operating agreement, there is no obligation of any member of Borrower to contribute capital to Borrower);

(xiv) shall not agree to, enter into or consummate any transaction which would render Borrower insolvent;

(xv) shall hold itself out to the public as a legal entity separate and distinct from any other entity and conduct its business solely in its own name;

(xvi) shall establish and maintain an office through which its business shall be conducted separate and apart from that of its affiliates and shall allocate fairly and reasonably any shared expenses, including, without limitation, overhead for shared office space;

(xvii) shall pay its own liabilities out of its own funds and assets;

(xviii) shall maintain a sufficient number of employees in light of its contemplated business operations and pay the salaries of such employees, if any, from its own funds; and

(xix) shall observe all limited liability company formalities.

5.3 Maintenance of Operating Account at Lender. All revenue paid to Borrower arising from the Project shall be deposited into the Operating Account and Borrower shall direct all tenants of the Mortgaged Property to pay all rent and other sums due under their leases to the Operating Account. Borrower agrees that until repayment of the Loan in full, Borrower shall open and maintain the Operating Account with Lender.

5.4 Debt Service Coverage Ratio.

(a) At all times Borrower shall maintain a Debt Service Coverage Ratio of at least 1.25:1.0. Contemporaneous with each annual financial statement due under Section 5.1 hereof, Borrower shall furnish to Lender a Debt Service Coverage Ratio certification in the form attached hereto as Exhibit C (the “Debt Service Coverage Certificate”). If Lender at any time, shall determine, based on any Debt Service Coverage Certificate, that the Debt Service Coverage Ratio is less than as required pursuant to this Section 5.4, Borrower shall within fifteen (15) days of Lender’s written notice thereof, pay down the principal balance of the Note (including the applicable prepayment premium) in the amount set forth in Lender’s notice, which is necessary to maintain the Debt Service Coverage Ratio of 1.25:1.0. It shall constitute an Event of Default if Borrower fails to pay such principal amount within such fifteen (15) day period.

(b) As used herein:

(i) “Debt Service” means the payments of principal and interest due under the Note during the next 12 months.

(ii) “Debt Service Coverage Ratio” means the ratio obtained by dividing the Net Operating Income by the Debt Service.

(iii) “Net Operating Income” means gross rents actually received by Borrower from tenants of the Mortgaged Property for the prior twelve (12) months, minus the Vacancy Factor and all Operating Costs actually incurred for such 12-month period, all as determined by Lender in its reasonable discretion based on the most recent annual financial statement and rent roll delivered to Lender pursuant to Section 5.1 hereof.

(iv) “Operating Costs” means all operating expenses of the Project, including, without limitation, all common area maintenance, insurance, security and real estate taxes incurred during the prior twelve (12) months, a property manager’s fee equal to the greater of five percent (5%) of gross rents or the actual management fee and the monthly deposit into the TI/LC Account and the Capital Replacement Account (as such terms are defined in Section 5.5 and Section 5.7, respectively, hereof) and excluding any non-recurring or discretionary expenses, all as determined by Lender in its reasonable discretion based on the most recent financial statement delivered to Lender pursuant to Section 5.1 hereof. Depreciation and debt service shall not be included in Operating Costs.

(v) “Vacancy Factor” means the greater of the actual vacancy rate of the Buildings or 5%, multiplied by the proforma rents for the Buildings as set forth in the most recent appraisal for the Mortgaged Property.

5.5 TI/LC Reserve.

(a) Commencing on the first day of the first calendar month after the date hereof and continuing on the first day of each calendar month thereafter until the total of such monthly deposits made by Borrower equals $533,000.00, Borrower shall deposit $8,900.00 with Lender (such deposits, the “TI/LC Reserve”). The TI/LC Reserve shall be used solely for the costs of Tenant Improvements and Leasing Commissions in accordance with Section 3.3 hereof. Borrower shall not have any obligations to replenish funds from the TI/LC Reserve after they are released to Borrower pursuant to Section 3.3 hereof.

(b) Lender shall maintain the TI/LC Reserve in an interest-bearing account at Lender (the “TI/LC Account”). All interest earned on the TI/LC Account shall accrue to the benefit of Borrower and be added to the TI/LC Reserve. Lender is not responsible for the investment performance of such account or the loss of the principal thereof by reason of any cause whatsoever other than Lender’s gross negligence or willful misconduct. Borrower will be responsible for the payment of any reasonable costs associated with the establishment of and/or maintenance of the TI/LC Account.

(c) The TI/LC Account is hereby pledged by Borrower to Lender as additional security for the Loan and shall not be subject to the direction or control of Borrower. Upon the occurrence and during the continuance of an Event of Default, Lender may apply the funds in the TI/LC Account on account of the sums owed by Borrower under the Loan Documents as Lender, in its sole discretion, may elect.

5.6 Debt Service Reserve.

(a) Upon its execution hereof, Borrower has deposited $400,000.00 (the “Debt Service Reserve”) with Lender. The Debt Service Reserve shall be used solely to fund shortfalls in Net Operating Income needed to pay the monthly debt service on the Loan commencing October 1, 2020. At Borrower’s request, if after October 1, 2020, there is a shortfall in the monthly Net Operating Income needed to pay the monthly debt service on the Loan, Lender shall advance funds from the Debt Service Reserve to pay the amount of the monthly shortfall. Upon the attainment, after October 1, 2020, of a Debt Service Coverage Ratio of 1.0:1.0, the balance of the Debt Service Reserve shall be released to Borrower.

(b) Lender shall hold the Debt Service Reserve in a segregated interest-bearing account (the “Debt Service Account”). All interest earned on the Debt Service Account shall accrue to the benefit of Borrower and be added to the Debt Service Reserve. Lender is not responsible for the investment performance of such account or the loss of the principal thereof by reason of any cause whatsoever other than Lender’s gross negligence or willful misconduct. Borrower will be responsible for the payment of any reasonable costs associated with the establishment of and/or maintenance of such account.

(c) The Debt Service Account is hereby pledged by Borrower to Lender as additional security for the Loan and shall not be subject to the direction or control of Borrower. Upon the occurrence and during the continuance of an Event of Default, Lender may apply the funds in the Debt Service Account on account of the sums owed by Borrower under the Loan Documents as Lender, in its sole discretion, may elect.

5.7 Capital Replacement Reserve.

(a) Commencing on the first day of the first calendar month after the date hereof and continuing on the first day of each calendar month thereafter, Borrower shall deposit $2,059.50 with Lender (such deposits, the “Capital Replacement Reserve”). The Capital Replacement Reserve shall be used solely for the costs of repairs, improvements, alterations, additions or replacements to the Mortgaged Property which, under generally accepted accounting principles, consistently applied, are properly classified as capital expenditures or capital improvements (each a “Capital Improvement” and collectively, the “Capital Improvements”). Notwithstanding the foregoing, Capital Improvements shall not include: (A) costs of routine maintenance; (B) costs of salaries, benefits and administrative expenses related to the employment of officers and employees of Borrower; (C) the costs of any items for which Borrower is reimbursed by insurance or otherwise; (D) the costs of any landscaping work; or (E) tenant improvements.

(b) Borrower may request a reimbursement or a disbursement from the Capital Replacement Reserve not more than once in any calendar month, subject to the following terms and conditions:

(i) Upon completion or purchase and installation in the Mortgaged Property of any Capital Improvement, Borrower shall make a written request to Lender for reimbursement or payment therefor from the Capital Replacement Reserve, which request shall be accompanied by: (1) a certification from Borrower that such Capital Improvement has been completed or purchased and installed in the Mortgaged Property; (2) copies of third party invoices therefor; and (3) copies of releases of mechanics liens from such third parties (or in lieu thereof for payments of Capital Improvements costing $10,000.00 or less or for items which are not lienable, cancelled checks or the third-party vendor’s invoice marked “paid”);

(ii) Lender has verified to its reasonable satisfaction, at Borrower’s expense, that the Capital Improvement for which reimbursement is requested has been completed or installed in the Mortgaged Property;

(iii) No Event of Default exists; and

(iv) There are sufficient funds in the Capital Replacement Reserve to pay for the Capital Improvement for which reimbursement is requested or, if there are insufficient funds in the Capital Replacement Reserve, Borrower has paid toward the cost of such Capital Improvements or deposited to the Capital Replacement Reserve the difference between the funds in the Capital Replacement Reserve and the cost of the Capital Improvement for which payment is requested.

(c) Lender shall maintain the Capital Replacement Reserve in an interest-bearing account at Lender (the “Capital Replacement Account”). All interest earned on such account shall accrue to the benefit of Borrower and be added to the Capital Replacement Reserve. Lender is not responsible for the investment performance of such account or the loss of the principal thereof by reason of any cause whatsoever other than Lender’s gross negligence or willful misconduct. Borrower will be responsible for the payment of any reasonable costs associated with the establishment of and/or maintenance of the Capital Replacement Account.

(d) The Capital Replacement Account is hereby pledged by Borrower to Lender as additional security for the Loan and shall not be subject to the direction or control of Borrower. Upon the occurrence and during the continuance of an Event of Default, Lender may apply the funds in the Capital Replacement Reserve on account of the sums owed by Borrower under the Loan Documents as Lender, in its sole discretion, may elect.

6. Release of the Parking Lot Area.

6.1 Release. Provided no Event of Default has occurred and is continuing, at Borrower’s request, Lender agrees to release from the lien of the Loan Documents for no consideration, that portion of the Mortgaged Property as described on Exhibit D attached hereto (the “Release Parcel”), subject to the following conditions:

(a) Borrower gives Lender at least thirty (30) days’ prior written notice requesting the release;

(b) The Release Parcel is subject to an agreement of sale with Septa or a ground lease with Septa (conditioned upon Lender’s approval thereof) and Septa or Borrower is obligated, whether Septa purchases or leases the Release Parcel, to construct a multi-story parking garage thereon solely for parking for patrons of Septa’s adjoining regional rail station and Borrower’s tenants;

(c) The Debt Service Coverage Ratio at such time, is at least 1.25:1.0 based on a current rent roll and operating statement for the Mortgaged Property;

(d) If the Release Parcel is being sold to Septa and at the time of the release, the TI/LC Reserve has not been fully funded or the Capital Replacement Reserve is less than $100,000.00 at the time of the release, Borrower shall pay from the proceeds of such sale, after payment of any third party closing costs and any sums owed by Borrower to 165 Township Line, L.P. (“Seller”) pursuant to that certain Agreement Regarding Development, Refinance or Sale of Real Property of even date herewith (and Borrower agrees that it shall not amend the Development Agreement so as to increase any amount owed to Seller), the amounts necessary to fully fund the TI/LC Reserve to $533,000 and the Capital Replacement Reserve to $100,000, as determined by Lender;

(e) The Release Parcel shall have been either (1) subdivided from the remainder of the Mortgaged Property pursuant to a subdivision plan reasonably satisfactory to Lender in accordance with all applicable laws, including, without limitation, those pertaining to zoning and building, and the balance of the Mortgaged Property shall comply (either by right or as a legal non-conforming use) with all applicable laws including, but not limited to, those laws pertaining to density, access, parking, setbacks and separate tax assessment; or (2) ground leased to Septa pursuant to a ground lease in form and content reasonably satisfactory to Lender;

(f) The loss of parking spaces during the construction of the parking garage shall not cause a violation of any tenant lease;

(g) Borrower enters into such easement agreements in form and content as may be reasonably required by Lender in favor of the Mortgaged Property for access and utilities;

(h) Borrower enters into an easement agreement with Septa granting the Mortgaged Property access to and the use in the garage to be built by Septa on the Release Parcel, of at least the same number of parking spaces that will be lost as a result of the sale or ground lease of the Release Parcel to Septa;

(i) Borrower shall pay all of Lender’s reasonable fees, costs and expenses incurred in connection with the release, including reasonable attorneys’ fees and amounts incurred in connection with Lender’s determination that the conditions of this Section 6 have been satisfied; and

(j) All documents pertaining to the release shall be reasonably satisfactory to Lender.

7. Miscellaneous.

7.1 Cumulative Remedies; No Waiver by Lender. All of the remedies herein given to Lender or otherwise available to Lender shall be cumulative and may be exercised concurrently. No action or inaction by Lender under this Agreement shall be deemed or construed to be an election of remedies or a waiver of any right or remedy with regard to any then-existing default or any subsequent default, or shall preclude Lender from requiring the later performance of any waived condition. Lender shall not be deemed to have waived any right available to them unless such waiver is in writing and specifically refers to the right being waived; Borrower shall have no right to rely upon any action or inaction by Lender other than a specific writing as a waiver of any right or remedy of Lender.

7.2 Governing Law; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and shall be governed by the laws of the Commonwealth of Pennsylvania.

7.3 Integration. This Agreement and the other Loan Documents between the parties hereto regarding the Loan and the matters described herein constitute the entire agreement of the parties hereto with respect to the Loan and there are no other terms, covenants, conditions, agreements or representations or warranties, oral or otherwise with respect thereto, of any kind whatsoever.

7.4 Captions. The captions preceding the text of the sections of this Agreement are used solely for convenience of reference. They are not intended to give full notice of the contents of this Agreement, and shall not affect its meaning, construction or effect.

7.5 Construction. This Agreement was negotiated by counsel to Lender and Borrower and shall not be construed against either party on the basis that a particular party drafted this Agreement. If any provision of this Agreement shall for any reason be held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it.

7.6 Notices. All notices to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given for all purposes when delivered in accordance with the notice provisions contained in the Mortgage.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

7.8 Amendments. This Agreement may only be amended in writing, pursuant to an instrument executed by Lender and Borrower.

7.9 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

7.10 Credit Reports. Borrower hereby authorizes Lender at any time, to obtain a credit report for Borrower at Lender’s expense from one or more credit bureaus.

7.11 Time of the Essence. Whether or not elsewhere herein expressly stated, all dates and times for performance herein set forth shall be of the essence of this Agreement.

7.12 Jurisdiction; Venue and Waiver of Jury Trial.

(a) For the purpose of enforcing the performance of Borrower’s obligations hereunder and under the other Loan Documents, and otherwise in connection with the Loan, Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, including without limitation the Court of Common Pleas of Bucks County and the United States District Court for the Eastern District of Pennsylvania.

(b) BORROWER AND LENDER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING HEREUNDER, UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE LOAN.

7.13 No Joint Venture. Nothing herein or the acts of the parties hereto shall be construed to create a partnership or joint venture between Borrower and Lender.

7.14 Publicity. Subject to Borrower’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), Lender may use Borrower’s name and the Mortgaged Property in any advertisement stating Lender is the source of financing for the Mortgaged Property.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

165 TOWNSHIP LINE ROAD OWNER LLC, a Delaware limited liability company

By:	165 TOWNSHIP LINE ROAD MEMBER LLC, a Delaware limited liability company, its sole member

By:	165 Township Line Road Managing Member, a Delaware limited liability company, its managing member

By:	JOSS Realty Partners B LLC, a Delaware limited liability company, its managing member

By:	/s/ Larry Botel
Larry Botel, Sole member

LENDER:

BENEFICIAL BANK, a Pennsylvania financial institution

By:	/s/ Paul F. Glanville
Paul F. Glanville, Senior Vice President

EXHIBITS

EXHIBIT A – SCHEDULE OF PROJECT COSTS

EXHIBIT B – RENT ROLL

EXHIBIT C – DEBT SERVICE COVERAGE RATIO CERTIFICATE

EXHIBIT D – RELEASE PARCEL